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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                --------------

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Rocky Ford Financial, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                    Delaware                                  Requested
    --------------------------------------              ------------------
   (State of incorporation or organization)              (I.R.S. employer
                                                        identification no.)

801 Swink Avenue, Rocky Ford, Colorado                       81067-0032
------------------------------------------              ------------------
(Address of principal executive offices)                     (Zip Code)



If this Form relates to the registration of
a class of debt securities and is effective
upon filing pursuant to General
Instruction A(c)(1) please check the
following box.     [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box. [ ]



       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                                     ----
       Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $.01 per share
                    --------------------------------------
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 102-103), "Dividend Policy" (page 22-23), "Market for the Common Stock" (page 23), "Certain Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws" (pages 97-102), "The Conversion -- Limitations on Resales by Management" (page 95), "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account" (pages 85-86) and "The Conversion -- Restrictions on Repurchase of Stock" (page 95) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-20489, declared effective on March 25, 1997 (the "Form SB-2"), which information is incorporated herein by reference to the Prospectus.

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

          1. Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on the Form SB-2 (File No. 333-20489)).

          2.   (a)  Certificate of Incorporation (incorporated by reference to
                    Exhibit 3.1 to Registration Statement on the Form SB-2 (File No. 333-20489)).

               (b) Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-20489)).

               (c) Plan of Conversion of Rocky Ford Federal Savings and Loan Association (incorporated by reference to Exhibit 2 to the Registration Statement on Form SB-2 (File No. 333-20489)).

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                                 EXHIBIT INDEX
                                 -------------

                                                                    Sequentially
Exhibit                                                                 Numbered
Number                                                                      Page
------                                                                      ----
  1       Form of Specimen Common Stock Certificate (incorporated
          by reference to Exhibit 4 to the Form SB-2)                         --

  2(a)    Certificate of Incorporation (incorporated by
          reference to Exhibit 3.1 to the Form SB-2)                          --

  2(b)    Bylaws (incorporated by reference to
          Exhibit 3.2 to the Form SB-2)                                       --

  2(c)    Plan of Conversion (incorporated by
          reference to Exhibit 2 to the Form SB-2)                            --

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                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Rocky Ford Financial, Inc.
                              --------------------------
                              (Registrant)



Date:   April 25, 1997        By:  /s/ Keith E. Waggoner
                                 -------------------------------------
                                 Keith E. Waggoner
                                 President and Chief Executive Officer